For Immediate Release

CAY CLUBS LLC AND KEY HOSPITALITY ACQUISITION CORPORATION ANNOUNCE DEFINITIVE MERGER AGREEMENT

▪	Vertical Integration Powers Cay Clubs Resorts, Marinas and Hospitality Services Business Model
▪	Cay Clubs’ Full-Year 2006 EBITDA of $50.9 Million Grew 74% on a 65% Revenue Increase versus 2005
▪	All-Stock Transaction with Estimated Value of $375 Million Yields a P/E of 12.4 on Pro-Forma (fully taxed) 2006 Net Income and an Enterprise Value Multiple of 8.9x 2006 EBITDA
▪	All Proceeds from Key Hospitality Trust Account to Fuel Future Growth

CLEARWATER, Florida, and NEW YORK, New York, March 22, 2007 - Cay Clubs LLC, a developer and operator of premier destination resorts and properties, and Key Hospitality Acquisition Corporation (OTCBB: KHPA) (“Key Hospitality”), a special purpose acquisition company, jointly announced today that they have entered into a definitive merger agreement. Completion of the merger is expected to occur in the third quarter of 2007.

Under the terms of the agreement, Key Hospitality will acquire all of the equity of privately-held Cay Clubs in exchange for 50 million newly-issued shares of common stock of Key Hospitality to be issued at closing. Dave Clark (through an irrevocable trust) and David Schwarz, the principal members of Cay Clubs LLC, may receive an additional amount of up to 24.66 million shares, which will be placed in escrow at closing, as follows:

▪
For 2007, 4.33 million shares will be earned if net income exceeds $50 million; an additional 5.33 million shares if net income exceeds $60 million; and 5.33 million shares if the stock trades above $11.24 for 30 consecutive days. However, the maximum number of shares to be earned in 2007 is capped at 12.33 million even if all three milestones are met.

▪
For 2008, 4.33 million shares will be earned if net income exceeds $70 million; an additional 5.33 million shares if net income exceeds $78 million; and 5.33 million shares if the stock trades above $13.99 for 30 consecutive days. The maximum number of shares to be earned in 2008 is capped at 12.33 million even if all three milestones are met.

Funds raised by Key Hospitality in its initial public offering in October 2005 currently being held in trust totaling approximately $48.7 million will be used to fund Cay Clubs’ future growth.

At closing, Key Hospitality stockholders will own approximately 13.7% of the combined company’s outstanding shares of common stock.

The combined company will operate as Cay Clubs Inc. and will seek to list its common stock for trading on a national stock exchange effective upon closing. Cay Clubs’ founder and Chief Executive Officer Dave Clark will become Chairman and Chief Executive Officer of the combined company, while David Schwarz, currently Chief Operating Officer, will also hold the title of President.

Since its founding in December 2004, Cay Clubs has focused on creating exclusive full-amenity destination resorts for guests and lifestyle communities for its member-owners. These include 15 properties and marinas in desirable locations including 9 in the Florida Keys. Cay Clubs has over 1,000 wet and dry slips and 12 restaurants on its properties. There are three Cay Clubs related to its strategic partnership with IMG sports/educational academies, the largest school created for young athletes and a leading provider of comprehensive sports training for all ages - in Bradenton and Orlando, Florida, and Crested Butte, Colorado. The newest Cay Club, in Las Vegas, is currently in the opening phase and there are several additional Cay Clubs in the development pipeline.

For the year ended December 31, 2006 based on unaudited results, Cay Clubs achieved total revenues of $322.4 million, an increase of 65% over 2005, EBITDA (Earnings before Interest, Taxes, Depreciation and Amortization) of $50.9 million, 74% higher than the prior year, and pre-tax income of $46.6 million, 64% higher than the prior year. On a pro forma basis, net income for the full year 2006 was $30.3 million assuming a 35% corporate tax rate. At December 31, 2006, Cay Clubs had $76 million of net debt on its unaudited balance sheet.

“We are just beginning to realize the substantial opportunity for exclusive destination resorts and lifestyle resort communities in our target markets,” said Dave Clark of Cay Clubs. “Our desirable locations, resort amenities and membership privileges appeal to a broad demographic base including the baby boom generation as well as to boating, water-sports and golfing enthusiasts. Our exclusive partnership with IMG Academies taps into the burgeoning demand for world-class sports training for junior, collegiate, adult and professional athletes and the resulting need for short-term and longer-term lodging for the athletes and their families. With this merger, we will be better able to capitalize on our market opportunity, pursue our aggressive growth plan and improve our profitability.”

Jeffrey Davidson, Chief Executive Officer and Co-Chairman of Key Hospitality, commented: “Cay Clubs has developed a distinctive approach and proven strategy in the hospitality marketplace, with a vertically integrated business model that further powers its growth. Cay Clubs’ success to date is based on the talent and commitment of senior management with a combined 75+ years of experience in hospitality, real estate and retail, which has culminated in the Cay Clubs concept. They have used that experience to develop projects with significant barriers to entry and to create a comprehensive offering attractive to a diverse target audience. Cay Clubs’ unique partnership with IMG Academies offers an added dimension to this exciting hospitality story. With the transaction yielding a P/E of 12.4 on pro-forma 2006 net income and an Enterprise Value multiple of 8.9 times 2006 EBITDA, we believe that this merger represents a highly attractive opportunity for Key Hospitality stockholders to participate in the significant growth potential of Cay Clubs.”

Under the terms of the definitive agreement, Jeffrey Davidson and Udi Toledano, the largest founding shareholders of Key Hospitality, have agreed to a lock-up period for their shares in the combined company until January 1, 2009. The same lock-up period also applies to the shares in the combined company of Dave Clark and David Schwarz of Cay Clubs, with the exception that Messrs. Clark and Schwarz combined can pledge up to a total of 15 million shares to a financial institution as collateral for personal loans.

The proposed merger has been unanimously approved by the Board of Directors of Key Hospitality and the Members of Cay Clubs. It is subject to the approval by a majority of the shareholders of Key Hospitality in person or by proxy at a meeting to be held for that purpose as well as certain closing conditions. In addition, Key Hospitality will not complete the merger if its stockholders holding 20% or more of the stock issued in its initial public offering both vote against the merger and elect to convert their shares of common stock into a pro rata share of the funds in Key Hospitality’s trust account, as set forth in Key Hospitality’s certificate of incorporation.

Maxim Group LLC is acting as an advisor to Key Hospitality on the transaction. Mintz, Levin, Cohn, Ferris, Glovsky & Popeo, P.C. is acting as legal advisor to Key Hospitality. Greenberg Traurig, LLP is acting as legal advisor to Cay Clubs.

The Cay Clubs unaudited financial information included in this press release was prepared as a private company in accordance with U.S. GAAP and may not be in compliance with Regulation S-X and/or Regulation G. Accordingly, such information and data will be adjusted and presented differently in Key Hospitality’s proxy statement to solicit stockholder approval of the acquisition.

Conference Call and Webcast Information

Key Hospitality will host a conference call to discuss the proposed merger on Tuesday, March 27 at 9 a.m. (ET). The dial-in numbers for the call are 706-643-9237 and 888-224-6938 (toll free). The conference ID number is 3217304. The conference call also will be webcast live and can be accessed at www.irconnect.com/primecast/07/khpau_confcall.html. Interested parties are advised that there will be no replay available of the conference call and no archive of the webcast.

Investor Presentation

An investor presentation containing more information about Cay Clubs LLC and the proposed merger transaction will be filed with the Securities & Exchange Commission on Form 8-K.

Additional Information and Where to Find It

Stockholders of Key Hospitality and other interested persons are advised to read, when available, Key Hospitality’s preliminary proxy statement and definitive proxy statement in connection with Key Hospitality’s solicitation of proxies for the special meeting because these proxy statements will contain important information. Such persons can also read Key Hospitality’s final prospectus, dated October 20, 2005, for a description of the security holdings of Key Hospitality’s officers and directors and their respective interests in the successful consummation of the acquisition. The definitive proxy statement will be mailed to stockholders as of a record date to be established for voting on the acquisition. Stockholders will also be able to obtain a copy of the definitive proxy statement, without charge, by directing a request to: Key Hospitality Acquisition Corporation, 4 Becker Farm Road, Roseland, New Jersey 07068. The preliminary proxy statement and definitive proxy statement, once available, and the final prospectus can also be obtained, without charge, at the Securities and Exchange Commission’s internet site (http://www.sec.gov).

Key Hospitality and its officers and directors may be deemed to have participated in the solicitation of proxies from Key's stockholders in favor of the approval of the merger. Information concerning Key Hospitality's directors and executive officers is set forth in the publicly filed documents of Key Hospitality. Stockholders may obtain more detailed information regarding the direct and indirect interests of Key Hospitality and its directors and executive officers in the merger by reading the preliminary and definitive proxy statements regarding the merger, which will be filed with the SEC.

Maxim Group, LLC, the lead underwriter of Key Hospitality’s initial public offering, may be deemed to be a participant in the solicitation of proxies from Key Hospitality’s stockholders in favor of the approval of the merger. Stockholders may obtain information concerning the direct and indirect interests of Maxim Group LLC in the merger by reading the preliminary and definitive proxy statements regarding the merger, which will be filed with the SEC.

About Cay Clubs LLC

Cay Clubs LLC, operating under the brand names of Cay Clubs Resorts, Marinas and Academies, is a vertically-integrated destination resort and hospitality services company with fifteen locations in Colorado, Florida and Nevada, offering condominium hotels, marinas, property management and full-service hospitality amenities including water sports, IMG Academies, golf and restaurants.

About Key Hospitality Acquisition Corporation

Key Hospitality Acquisition Corporation (OTCBB: KHPA) is a special purpose acquisition company formed in 2005 for the purpose of effecting a merger, capital stock exchange, asset acquisition or other business combination with an operating business in the hospitality industry.

Forward-Looking Statements

This press release contains forward-looking statements that involve risks and uncertainties including statements related to the proposed merger of Key Hospitality and Cay Clubs and the combined companies’ future growth, financial performance, industry trends, growth expectations and business offerings. These statements reflect management's current beliefs and are based on information currently available to management. Forward-looking statements are based largely on expectations and projections about future events and future trends and are subject to numerous assumptions, risks and uncertainties, which change over time. Key Hospitality’s actual results could differ materially from those anticipated in forward-looking statements and you should not place any undue reliance on such forward looking statements. Factors that could cause actual performance to differ from these forward-looking statements include the risks and uncertainties disclosed in Key’s filings with the SEC. In particular, the anticipated timing and benefits of the consummation of the merger is uncertain and could be affected by many factors, including, without limitation, the following: the scope and timing of SEC and other regulatory agency review; Cay Clubs’ ability to compete in real estate and hospitality markets where it conducts business; Cay Clubs’ ability to obtain necessary permits and approvals for the development of its lands; the availability of capital to Cay Clubs and its ability to effect growth strategies successfully; Cay Clubs’ ability to pay principal and interest on its current and future debts; natural disasters; and changes in general economic and financial market conditions.

Use of Non-GAAP Financial Measures

The press release contains disclosure of EBITDA for certain periods, which may be deemed to be a non-GAAP financial measure within the meaning of Regulation G promulgated by the Securities and Exchange Commission. Management believes that EBITDA, or earnings before interest, taxes, depreciation and amortization, is an appropriate measure of evaluating operating performance and liquidity, because it reflects the ability of Cay Clubs to meet capital expenditures and working capital requirements and otherwise meet its requirements as they become due. The disclosure of EBITDA may not be comparable to similarly titled measures reported by other companies. EBITDA should be considered in addition to, and not as a substitute, or superior to, operating income, cash flows, revenue, or other measures of financial performance prepared in accordance with generally accepted accounting principles.

Contact

Jeffrey Davidson
Key Hospitality Acquisition Corporation
973-992-3707
jeffd@keyhospitality.net
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